ACQUISITION AGREEMENT


         Acquisition Agreement, made this ____ day of March, 2002 among:

                               PIPELINE DATA INC.
                       250 East Hartsdale Avenue, Suite 21
                               Hartsdale, New York
                             a Delaware corporation

                                  (the "Buyer")

                                       and

                             SECUREPAY, INCORPORATED
                             1599 Washington Street
                         Braintree, Massachusetts 02184
                             a Delaware corporation
                                 (the "Company")


                                       and

                                MacAllister Smith
                                 Paul Chiumento
                                  Philip Chait
                            Gilbert Anthony Reynolds
                                  Kent Stiritz
                                Christopher Swift
                                  Barbara Klien
                                Catherine Brannon
                              CardAccept.com, Inc.
                                 (the "Sellers")

WHEREAS;

A. Buyer is engaged in the development of a web-site for the purpose of disseminating health and other useful information to the public.

B. Company has developed a system to provide authorization routing and data capture transfer in connection with transactions involving credit cards, proprietary electronic database shopping cart technologies and Internet gateway solutions, Web hosting and Web design products in accordance with certain specifications and standards adopted by Company.

C. The parties hereto deem it to be in the best interest of each of them that Buyer purchase 100 percent of the issued and outstanding capital stock of the Company, and succeed to the business of the Company, all pursuant to such terms, provisions and conditions as the parties hereto shall agree.

     NOW, THEREFORE, WITNESSETH, that for and in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

A.   PURCHASE AND PAYMENT

     1.   PURCHASE AND SALE OF STOCK.

     1.1 Buyer agrees to purchase from Sellers and Sellers agrees to sell, assign, transfer and deliver to Buyer 100 percent of the issued and outstanding stock of the Sellers owned by Sellers as described in Schedule A annexed hereto and made a part hereof (collectively, the "Stock").

     1.2 The purchase and payment for the Stock by Buyer shall take place at the time and in the manner hereinafter provided, and the sale, assignment, transfer and delivery of the Stock by Sellers, shall take place on the Closing Date at the Closing as those terms are hereinafter defined, subject to the fulfillment of the conditions hereinafter provided.

     2.   PURCHASE PRICE.

     2.1 The aggregate purchase price of the Stock (the "Purchase Price"), shall be fifteen million two hundred thousand (15,200,000) common shares of the Buyer.

     2.2  The  shares   comprising  of  seven   million  six  hundred   thousand
          (7,6000,000) common shares of the Buyer of the Purchase Price shall be transferred to the Sellers at closing.

     2.3 The remaining shares comprising of seven million six hundred thousand (7,600,000) common shares of the buyer of the Purchase Price shall be held in escrow by the Buyer's attorney Sheila Corvino on behalf of the Sellers (as set forth in the "Escrow Agreement" attached as Schedule A hereto), and shall be transferred to the Sellers subject to the Company's ability to meet the following projected revenue targets:

     2.3.1If and when the Company's gross revenue run rate reaches $100,000 per month as determined by the most recent Form 10Q or Form 10K filed by the Buyer, then within 10 days after the applicable filing, the board of directors of Buyer shall review and determine if revenue target was met and if met, the Buyer shall, within 30 days thereafter, direct Sheila Corvino to promptly deliver 3,800,000 common shares of the Buyer to the Sellers.

     2.3.2If and when the Company's gross revenue run rate reaches $200,000 per month as determined by the most recent Form 10Q or Form 10K filed by the Buyer, then within 10 days after the applicable filing, the board of directors of Buyer shall review and determine if revenue target was met and if met, the Buyer shall, within 30 days thereafter, direct Sheila Corvino to promptly deliver 3,850,000 common shares of the Buyer to the Sellers.

     2.4 The Parties acknowledge and agree that the remaining common shares distributable pursuant to paragraph 2.3 above shall be issued to officers, directors, employees, or advisors of Pipeline in accordance with the contribution their efforts have made to the Company.

     2.5 In the event the Company does not meet the revenue targets as set forth in 2.3.1 and 2.3.2) prior to March 31, 2005, then any non-transferred remaining shares of the seven million six hundred thousand (7,600,000) common shares of the Buyer of the Purchase price shall be returned to the treasury of the Buyer by the Buyer's attorney, Sheila Corvino, on behalf of the Sellers, and any further rights associated with said remaining common shares of the Buyer by the Sellers shall forever terminate.

B.   REPRESENTATIONS AND WARRANTIES OF BUYER
     ---------------------------------------

     Buyer hereby warrants and represents to Sellers and the Company that, as of the date hereof, the following statements are true and correct.

     1.   CORPORATE STATUS.

          The Buyer is (a) duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has full corporate power to own all of its properties and carry on its business as it is now being conducted; and (c) is qualified to do business as a foreign corporation in each of the jurisdictions in which it operates and the character of the properties owned by the Buyer or the nature of the business transacted by the Buyer does not make qualification necessary in any other jurisdiction or jurisdictions.

     2.   AUTHORITY TO BUYER.

          Buyer has full right, power and authority to issue and deliver its common shares to the Sellers in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

     3.   FINANCIAL STATEMENTS.

          The Buyer has made available through public record its public financial filings on form 10K and 10Q through September 30, 2001.

     4. PERIOD SINCE MOST RECENT FINANCIALS.

          From the date of the most recent reviewed quarterly report, the Buyer has:

     4.1 Not suffered any material adverse change in its financial condition, assets, liabilities or business.

     4.2 Not affirmatively waived, canceled or compromised any of its rights, debts or claims of substantial value.

     4.3 Not made any distribution to its shareholders, as shareholders, of any assets, by way of dividends, purchase of shares or otherwise, except as disclosed hereto.

     4.4 Not mortgaged, pledged or granted a lien or encumbrance on any of its properties or assets.

     4.5 Not sold or transferred any of its assets, tangible or intangible except inventory and other assets sold or disposed of in the ordinary and usual course of business.

     4.6 Not incurred any extraordinary losses, within the meaning of generally accepted accounting principles, and/or incurred or become liable for any obligations or liabilities except current liabilities, within the meaning of generally accepted accounting principles, incurred in the ordinary and usual course of business, or made any extraordinary expenditures, within the meaning of generally accepted accounting principles.

     4.7 Other than option issuances as discussed in paragraph 5 below, not increased the rate of compensation for any of its officers or directors nor for any executive employees, except as may be in accord with past practices and in the usual and ordinary course of business of the Buyer.

     4.8  Not  experienced   any  material   adverse  effect  on  its  business,
          properties   and  assets  as  the  result  of  any  fire,   explosion,
          earthquake, flood, drought, windstorm, accident, strike, embargo, confiscation of vital equipment, material or inventory, cancellation of contracts by any domestic or foreign government, or any agency thereof, or customer whose business with seller represents 5% or more of sellers gross revenue, riot, activities of armed forces, or acts of God or the public enemy.

     4.9 To the best knowledge of Buyer and other than a $25,000 loan for the benefit of National Preplanning, Inc., it has not incurred any liabilities, contingent or otherwise, except those stated in the balance sheet of the Buyer as of September 30, 2001, and current liabilities incurred in the ordinary and usual course of business since the date of the report.

     5.   CAPITAL STRUCTURE.

          The Buyer (a) is authorized by its charter and applicable law to issue capital stock of the type and having par values as set forth in its registration statement, exhibits and subsequent reports, which are publicly available; (b) has 3,400,000 issued and outstanding shares of its capital stock, all of which such shares are fully paid and non-assessable; (c) has allocated or has the right to allocate, in the sole discretion the Chairman of the Board, up to 1,400,000 options pursuant to the Buyers option plan to be registered on the Buyer's Form S-8 after the acquisition; (d) has all voting rights vested exclusively in the presently issued and outstanding capital stock.

          The Buyer acknowledges and agrees to the prompt filing of Form 8-A and to the future use of the Buyer's option plan to reward the Sellers and members of the Buyer for the valuable services they have agreed to provide the Buyer. The parties to this agreement acknowledge and agree that the Form S-8 registering all holders' options and underlying common stock shall be filed within a reasonable period of time after the effective date of the acquisition, as determined by the Buyer's Chairman of the Board, Jack Rubinstein.

     6.   TITLE TO ASSETS, CONTRACTUAL RIGHTS.

          The Buyer has good and marketable title to all of its assets, including its intellectual property and trade secrets.


     7.   PEACEABLE POSSESSION OF ASSETS.

          The ownership and possession of all of the assets of the Buyer have been peaceable and undisturbed and the title thereto has never been disputed or questioned to the knowledge of the Buyer; nor does the Buyer know of any facts by reason of which the possession or title thereof by the Buyer might be disturbed or questioned or by reason of which any claim to its assets might arise or be set up adverse to the Buyer.

     8.   REGULATORY GOOD STANDING.

          The Buyer has all material rights, certificates, authorities, permits, licenses, franchises and other authorizations necessary to and has complied in material respects with all laws applicable to, the conduct of its business in the manner and in the areas in which such business is presently being conducted and all such certificates, authorities, rights, permits, licenses, franchises and authorizations are valid, in good standing, in full force and effect, under no orders of suspension or restraints, and subject to no disciplinary, probationary or other orders. To the best of its knowledge, the Buyer has engaged in no activity whatever which would cause or lead to proceedings involving revocation, suspension, restraint, disciplinary action or any other action whereby any of such certificates, authorities, rights, permits, licenses, franchises or authorizations, or any part thereof, might be canceled, terminated, suspended, impaired, lost or otherwise adversely affected, and no action or proceeding looking to or contemplating any of the foregoing is pending or to the Buyer's knowledge threatened. The foregoing shall not be deemed to constitute a warranty or representation that the Buyer has not heretofore or shall not hereafter suffer to be committed minor and unintentional violations of any governmental regulations of such nature as not to cause either suspension or revocation of the Buyer's operating authority.

     9.   LITIGATION.

          The Buyer is not a party to any pending or to its knowledge threatened suit, action, proceeding, prosecution or litigation which might materially adversely affect the financial condition, business, assets, properties, certificates, rights, authorities, franchises or authorizations of the Buyer, or materially interfere therewith, nor to the knowledge of the Buyer is there any threatened or pending
          governmental   investigation   involving  the  Buyer  or  any  of  its
          operations, including inquiries, citations or complaints by any federal, state or local administration or agency, which would materially adversely affect the financial condition, business, assets or properties of the Buyer; and there are no outstanding, existing or pending judgments, orders, decrees, rulings, directives, stipulations or other mandates of any court or any public or quasi-public agency, body or official which have been in any way violated as they relate to or affect the Buyer or any of the Buyer's properties, businesses, operations, affairs or activities.


     10.  DEFAULTS.

          There are no material defaults on the part of the Buyer under any contract, lease, mortgage, pledge, credit agreement, title retention agreement, security agreement, lien, encumbrance or any other commitment, contract, agreement or undertaking to which the Buyer is a party.

     11.  TAX RETURNS.

          All returns for federal, state and other governmental income taxes, surtaxes, excess profits taxes, franchise taxes, sales and use taxes, real and personal property taxes and any and all other taxes to which the Buyer, or its assets, operations or income may be subject, due as of the date hereof, have been duly prepared and filed in good faith and all taxes shown thereon have been paid or are accrued on the books of the Buyer.

     12.  COMPLIANCE WITH LAW.

          All of the properties, assets and business operations of the Buyer conform in material respects with all applicable ordinances, regulations, laws and statutes, including but not limited to building, zoning, safety, highway and other such laws, rules, regulations and ordinances.

     13.  INFRINGEMENTS.

          The Buyer has never been charged with infringement or violation of any adversely held patent, trademark, trade name, or copyright, with claims reading on operations of the Buyer or on apparatus or methods employed by the Buyer in effecting the same, which would materially adversely affect any operation of the Buyer, nor is the Buyer using or in any way making use of any confidential information or trade secrets, of any former employer or any present or past employee of the Buyer except as a result of the acquisition of the business of such former employer.

     14.  TRUTH OF REPRESENTATION.

          No representation by the Buyer made in this Agreement and no statement made in any certificate or schedule furnished in connection with the transaction herein contemplated contains or will contain any knowingly untrue statement of a material fact or knowingly omits or will omit to state any material fact reasonably necessary to make any such representation or any such statement not misleading to a prospective purchaser of its common shares.

     15.  LOAN FACILITATED BY JACK RUBINSTEIN.

          Jack Rubinstein shall loan or facilitate a loan to the Buyer within seven days after the Closing Date. The loan shall be in the amount of $100,000. It shall be for a term of one year. It shall bear interest at the annual rate of 8%. The loan may be converted by Mr. Rubinstein into common shares of the Buyer at the per share as of the date of his agreement to make the loan facilitation, March 8, 2001. As an equity incentive to make this loan, the Buyer shall issue to Mr. Rubinstein 100,000 warrants to purchase common shares of the Buyer at an exercise price of the per share market price as of the date of his agreement to make the loan facilitation, March 8, 2001. The warrants shall have a term of three years. All shares shall be subject to piggy back registration rights equal to the Sellers. This transaction shall serve as a template for other private debt financing sought by the Buyer.

C.   REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY

     Sellers and the Company hereby warrant and represent to Buyer that, as of the date hereof, the following statements are true and correct.

     1.   CORPORATE STATUS.

          The Company is (a) duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has full corporate power to own all of its properties and carry on its business as it is now being conducted; and (c) is qualified to do business as a foreign corporation in each of the jurisdictions in which it operates and the character of the properties owned by the Company or the nature of the business transacted by the Company does not make qualification necessary in any other jurisdiction or jurisdictions.

     2.   AUTHORITY TO SELL.

          Sellers have full right, power and authority to sell, transfer and deliver the Stock owned by such Seller to Buyer in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

     3.   FINANCIAL STATEMENTS.

          At or prior to the date of this Agreement, the Company has delivered to Buyer internal financial statements as of December 31, 2001, and said internal financial statements, including the related notes and explanatory notes, present fairly the financial position of the Company at the date thereof and the results of its operations for the periods therein indicated, in conformity with generally accepted accounting principals applied on a basis consistent in each case with that of the preceding year. The Sellers and Company warrant and agree that promptly upon execution of this Agreement, they shall provide the Buyer with audited financial statements as of December 31, 2001.

     4.   PERIOD SINCE MOST RECENT FINANCIALS.

          From the date of the most recent reviewed internal balance sheet included in the Company's Financials, the Company has:

          4.1 Not suffered any material adverse change in its financial condition, assets, liabilities or business.

          4.2 Not affirmatively waived, canceled or compromised any of its rights, debts or claims of substantial value.

          4.3 Not issued any additional shares of stock, rights or options to purchase or convert into such stock, or other securities.

          4.4 Not made any distribution to its shareholders, as shareholders, of any assets, by way of dividends, purchase of shares or otherwise, except as disclosed hereto.

          4.5 Not mortgaged, pledged or granted a lien or encumbrance on any of its properties or assets, except with respect to equipment purchased by the Company during such period.

          4.6 Not sold or transferred any of its assets, tangible or intangible except inventory and other assets sold or disposed of in the ordinary and usual course of business.

          4.7 Not incurred any extraordinary losses, within the meaning of generally accepted accounting principles, and/or incurred or become liable for any obligations or liabilities except current liabilities, within the meaning of generally accepted accounting principles, incurred in the ordinary and usual course of business, or made any extraordinary expenditures, within the meaning of generally accepted accounting principles, and for additions and betterments to existing plant, equipment and facilities.

          4.8 Not increased the rate of compensation for any of its officers or directors nor for any executive employees, except as may be in accord with past practices and in the usual and ordinary course of business of the Company.

          4.9 Not experienced any material adverse effect on its business, properties and assets as the result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike, embargo, confiscation of vital equipment, material or inventory, cancellation of contracts by any domestic or foreign government, or any agency thereof, or customer whose business with seller represents 5% or more of sellers gross revenue, riot, activities of armed forces, or acts of God or the public enemy.

          4.10 To the best knowledge of Seller, it not incurred any liabilities, contingent or otherwise, except those stated in the balance sheet of the Company as of December 31, 2001, and current liabilities incurred in the ordinary and usual course of business since the date of the said balance sheet.

     5.   CAPITAL STRUCTURE.

          The Company (a) is authorized by its charter and applicable law to issue capital stock of the type and having par values as set forth in Schedule A hereto; (b) has no issued and outstanding shares of its capital stock whatever, except as specifically indicated in Schedule A hereto, all of which such shares are fully paid and non-assessable;
          (c) does not have authorized, issued or outstanding any subscription, option, warrant, conversion or other rights to the issuance or receipt of shares of its capital stock except as set forth in Schedule A hereto; (d) has all voting rights vested exclusively in the presently issued and outstanding capital stock; and (e) has outstanding no bonds, debentures or other similar evidences of indebtedness except as specifically disclosed in its balance sheet as of December 31, 2001, (and related notes thereto).

          The Buyer acknowledges and agrees to the prompt filing of Form 8-A and to the future use of the Buyer's option plan to reward the Sellers and members of the Buyer for the valuable services they have agreed to provide the Buyer. The parties acknowledge and agree that the Form S-8 registering all holders' options and underlying common stock shall be filed within a reasonable period of time after the effective date of the acquisition, as determined by the Buyer's Chairman of the Board, Jack Rubinstein.

     6.   OWNERSHIP OF STOCK.

          All of the issued and outstanding shares of capital stock of the Company are owned by MacAllister Smith, Gilbert Anthony Reynolds, Paul Chiumento, Philip Chait, Kent Stiritz, Christopher Swift, Cardaccept.com, Inc. Sellers own beneficially and of record the number of shares set forth in Schedule A hereto opposite Seller's name. Sellers hold such stock free and clear of all liens, claims, debts, encumbrances and assessments, and any and all restrictions as to sale, assignment or transferability thereof. Sellers have full right, power and authority to sell, transfer and deliver all of the shares of Stock owned by said Seller and the certificates therefor, sold hereunder, to Buyer in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

     7.   TITLE TO ASSETS, CONTRACTUAL RIGHTS.

          Subject to Section B(9), the Company has good and marketable title to all of its assets, including its intellectual property, trade secrets and the rights evidenced by those contracts listed on Schedule C thereto.

     8.   PEACEABLE POSSESSION OF ASSETS.

          The ownership and possession of all of the assets of the Company have been peaceable and undisturbed and the title thereto has never been disputed or questioned to the knowledge of the Company; nor does the Company know of any facts by reason of which the possession or title thereof by the Company might be disturbed or questioned or by reason of which any claim to its assets might arise or be set up adverse to the Company.

     9.   REGULATORY GOOD STANDING.

          The Company has all material rights, certificates, authorities, permits, licenses, franchises and other authorizations necessary to and has complied in material respects with all laws applicable to, the conduct of its business in the manner and in the areas in which such business is presently being conducted and all such certificates, authorities, rights, permits, licenses, franchises and authorizations are valid, in good standing, in full force and effect, under no orders of suspension or restraints, and subject to no disciplinary, probationary or other orders. To the best of its knowledge, the Company has engaged in no activity whatever which would cause or lead to proceedings involving revocation, suspension, restraint, disciplinary action or any other action whereby any of such certificates, authorities, rights, permits, licenses, franchises or authorizations, or any part thereof, might be canceled, terminated, suspended, impaired, lost or otherwise adversely affected, and no action or proceeding looking to or contemplating any of the foregoing is pending or to the Company's knowledge threatened. The foregoing shall not be deemed to constitute a warranty or representation that the Company has not heretofore or shall not hereafter suffer to be committed minor and unintentional violations of any governmental regulations of such nature as not to cause either suspension or revocation of the Company's operating authority.


     10.  LITIGATION.

          Except for that certain suit in the United States District Court of Arizona by Net MoneyIN, Inc. (plaintiff) vs. Mellon Financial Corp., et al (defendants) (Cause No. CV-01-441-TUC-RCC), the Company is not a party to any pending or to its knowledge threatened suit, action, proceeding, prosecution or litigation which might materially adversely affect the financial condition, business, assets, properties, certificates, rights, authorities, franchises or authorizations of the Company, or materially interfere therewith, nor to the knowledge of the Company is there any threatened or pending governmental investigation involving the Company or any of its operations, including inquiries, citations or complaints by any federal, state or local administration or agency, which would materially adversely affect the financial condition, business, assets or properties of the Company; and there are no outstanding, existing or pending judgments, orders, decrees, rulings, directives, stipulations or other mandates of any court or any public or quasi-public agency, body or official which have been in any way violated as they relate to or affect the Company or any of the Company's properties, businesses, operations, affairs or activities.

     11.  DEFAULTS.

          There are no material defaults on the part of the Company under any contract, lease, mortgage, pledge, credit agreement, title retention agreement, security agreement, lien, encumbrance or any other commitment, contract, agreement or undertaking to which the Company is a party.

     12.  TAX RETURNS.

          All returns for federal, state and other governmental income taxes, surtaxes, excess profits taxes, franchise taxes, sales and use taxes, real and personal property taxes and any and all other taxes to which the Company, or its assets, operations or income may be subject, due as of the date hereof, have been duly prepared and filed in good faith and all taxes shown thereon have been paid or are accrued on the books of the Company.

     13.  COMPLIANCE WITH LAW.

          All of the properties, assets and business operations of the Company conform in material respects with all applicable ordinances, regulations, laws and statutes, including but not limited to building, zoning, safety, highway and other such laws, rules, regulations and ordinances.

     14.  INFRINGEMENTS.

          The Company has never been charged with infringement or violation of any adversely held patent, trademark, trade name, or copyright, with claims reading on operations of the Company or on apparatus or methods employed by the Company in effecting the same, which would materially adversely affect any operation of the Company, nor is the Company using or in any way making use of any confidential information or trade secrets, of any former employer or any present or past employee of the Company except as a result of the acquisition of the business of such former employer.

     15.  TRUTH OF REPRESENTATION.

          No representation by the Company made in this Agreement and no statement made in any certificate or schedule furnished in connection with the transaction herein contemplated contains or will contain any knowingly untrue statement of a material fact or knowingly omits or will omit to state any material fact reasonably necessary to make any such representation or any such statement not misleading to a prospective purchaser of the Stock.

     16.  UTILIZATION OF WORKING CAPITAL.

          The Company and the Sellers represent, warrant and agree that it shall utilize all working capital toward the establishment of the business of the Company, and not towards personal fees or expenses of the Sellers. Such fees and expenses shall be drawn from revenues earned.

D.   COVENANTS OF THE SELLERS AND THE COMPANY

          Sellers hereby covenant and agrees as follows:

     1.   INSPECTION OF RECORDS.

          During the period from the date hereof through the Closing Date as that term is hereinafter defined (the "Contract Period"), the Buyer shall have the right and opportunity at its own expense to make such examination and investigation of the Company's business, properties and affairs as the Buyer may deem reasonably necessary or desirable for all purposes relating to this Agreement and to that end, throughout the Contract Period, the Company will allow and grant the Buyer, its officers, counsel, accountants, auditors and executive employees full, free and continuous access, during normal business hours and without interference with the conduct of the Company's business, to all of the premises, properties, contracts, commitments, leases, books, papers, documents, instruments, books of account, minutes and other records of the Company and will furnish and provide the Buyer with all such financial and other statements and all such additional information and particulars in respect of the business, properties and affairs of the Company as the Buyer may, from time to time during the Contract Period, reasonably request or require.

     2.   CONDUCT OF BUSINESS.

          During the period from the date hereof to the Closing Date as that term is hereinafter defined, the Company shall:

          2.1 Conduct its business and operations solely in the usual, normal and ordinary course;

          2.2 Issue no additional shares of stock, options, calls or other rights to purchase such stock, or any other securities of any kind whatever;

          2.3 Make no distributions to its shareholders, as shareholders, of any of its assets or properties by way of dividends, purchase of shares, redemption or otherwise.

          2.4 Not transfer to any person, firm or corporation any customers, customer lists or customer accounts of the Company;

          2.5 Make no increase of any kind in any salary, wages, bonus or compensation of any officer, employee, representative or agent of the Company or pay any extra compensation of any kind whatever to any of such persons, except with respect to such increases in or additions to compensation as may be required to be paid in accordance with existing firm and binding contracts and commitments of the Company and except as may be in accordance with past practices and in the usual and ordinary course of business of the Company;

          2.6  Not sell, transfer or dispose of any of the Stock;

          2.7 Not sell, transfer or dispose of any of its business, properties or assets, tangible or intangible, except for a full and fair consideration in the usual and ordinary course of business;

          2.8 Make no purchases or acquisitions of any real or personal property nor increase or decrease inventory, except in the usual and ordinary course of its business;

          2.9 Not subject any of its business, property or assets whatever, tangible or intangible, to any mortgage, lien, pledge, hypothecation or encumbrance in any manner except for a full and fair consideration in the usual and ordinary course of business;

          2.10 Not borrow any money, make any unusual or extraordinary expenditures or incur or become liable for any obligations or liabilities except current liabilities in the usual and ordinary course of its business;

          2.11 Not make any loans or advances or extend any credit except in the usual and ordinary course of its business.

     3.   Publicity.

          All notices to third parties other than Sellers and all other publicity concerning the transactions contemplated by this Agreement shall be planned and coordinated jointly by Buyer and by the Company.

     4.   WARRANTIES AND REPRESENTATIONS.

          The Company will promptly furnish to Buyer (but no later than April 1, 2002) audited financial statements for the year ended December 31, 2001 as well as copies of any and all financial statements of the Company prepared by or for the Company subsequent to the date hereof, and will promptly furnish to and advise the Buyer of any and all material information, details, facts and circumstances concerning the Company's financial condition, or business arising subsequent to the date of this Agreement by reason of which any changes, modifications, amendments, additions or deletions from any Schedule annexed hereto or any warranty, representation, covenant or condition recited herein would be necessary to render the same true and correct in material respects and not materially false or misleading, as of the date such information, details, facts and circumstances are furnished to the Buyer.

E.   CONDITIONS PRECEDENT TO CLOSING

     All obligations of the Buyer under this Agreement are subject to the fulfillment of each of the following conditions, in addition to the fulfillment of any and all other conditions set forth in this Agreement:


     1.   EFFECTIVENESS OF WARRANTIES.

          Each and every one of the warranties and representations of Sellers and the Company as hereinbefore set forth in Paragraph C hereof, shall be true at and as of the Closing Date as though such representations were made at and as of such time.

     2.   PERFORMANCE OF COVENANTS.

          Each and every covenant herein made by Sellers and the Company, as set forth in Paragraph D, which are to be performed at or prior to the Closing Date, shall have been duly performed by such times.

     3.   NON-COMPETE AGREEMENTS.

          The Sellers will sign a non-competition agreement, which shall bind themselves and their affiliates, satisfactory to the Buyer.

     4.   CORPORATE ACTION.

          Prior to the Closing Date, the Board of Directors of the Company shall have duly adopted resolutions to the same effect with respect to the aforesaid matters.


     5.   TERMINATION.

          In the event any of the foregoing conditions shall not be fulfilled prior to the Closing, unless caused by any action or failure to act on the part of Buyer, Buyer shall have the right to terminate the Agreement by notice thereof in writing to the Company, and the parties hereto shall be restored as far as possible to status quo, whereupon the parties hereto shall have no further obligations or liabilities hereunder, one against the other, except for the obligation of Buyer under Section H hereof which shall survive a termination of this Agreement.


F. LOCK-UP AGREEMENTS

     1.   As to the Sellers and Jack Rubinstein.

          The Sellers and Jack Rubinstein shall execute lock-up agreements restricting any sales of their shares to the following volume limitations during the stated time periods commencing from the Closing Date.

          Until 90 days after the Closing Date - 0%
          Upon 90 days after the Closing Date  - 15%
          Upon 180 days after the Closing Date - 25%
          For each of the 6 months commencing
                on the 361st day after the
                Closing Date                   - 10% per month.

     2.   As to 1/2 of the  shares  of  Unifund  Financial  Group  and R.  Scott
          Barter.

          Unifund Financial Group and R. Scott Barter shall execute lock-up agreements restricting any sales of one-half of their shares to the following volume limitations during the stated time periods commencing from the Closing Date.

          Until 90 days after the Closing Date - 0%
          Upon 90 days after the Closing Date  - 15%
          Upon 180 days after the Closing Date - 25%
          For each of the 6 months commencing
                 on the 7th month after the
                 Closing Date                   - 10% per month.


G.   BOARD COMPOSITION

     The parties to this Agreement agree that after the Closing Date, the board of directors of the Buyer will consist of Jack Rubinstein, MacAllister Smith and two board member to be chosen at the discretion of MacAllister Smith and one board member to be chosen at the discretion of Jack Rubinstein. The parties to this Agreement agree that the aforementioned directors shall be voted on to the board of directors of Pipeline and the Company, subject to their right of resignation, for a period not less than 24 months from the Closing Date. The board shall obtain directors' and officers' liability insurance as soon as it is fiscally responsible to do so.

H.   OFFICERS

     The parties to this Agreement agree that the officers of the Buyer shall be as follows: Jack Rubinstein - Chairman of the Board and MacAllister Smith - President and Chief Executive Officer. The parties to this Agreement agree that the officers of the Company shall be as follows: and of the Company shall be as follows: Jack Rubinstein - Chairman of the Board, MacAllister Smith - President and Chief Executive Officer Maureen Bell - Chief Operating Officer and Gilbert Anthony Reynolds - Chief Technology Officer .

I.   INVESTMENT BANKERS

     It is agreed that Investec Ernst and Public Securities shall be appointed as exclusive solicitation agents pursuant to those terms as negotiated by Jack Rubinstein.


J.   INDEMNIFICATION

     1.   Buyer shall be indemnified by Sellers and the Company as follows:

          Sellers and the Company shall indemnify and hold harmless the Buyer from and against any losses, damages or expenses which may be suffered or incurred by Buyer arising from or by reason of the inaccuracy of any statement, representation or warranty of Sellers or the Company made herein or, in any schedule hereto or certificate delivered in connection herewith, or the failure of Sellers or the Company to perform any agreement made by them herein. Buyer shall give Seller prior written notice of any claim, demand, suit or action with respect to which indemnity may be sought pursuant to this Section. Sellers, in every such case, shall have the right at his sole expense and cost to participate in contesting the validity or the amount of any such claim, demand, suit or action. Notwithstanding anything herein to the contrary, Sellers shall have no liability under this Section for any loss, damage, expense or amount suffered or incurred by Buyer or the Company which is covered by insurance maintained by the Company on the Closing Date.

     2.   Seller and the Company shall be indemnified by the Buyer as follows:

          The Buyer shall indemnify the Company and Sellers and shall hold the Company and Sellers harmless, on demand, from and against any losses, damages or expenses which may be suffered or incurred by the Company or Seller arising from or by reason of the inaccuracy of any statement, representation or warranty of the Buyer made herein or in any document or instrument delivered by Buyer to Sellers or the Company in connection with the transactions herein contemplated, or the failure of Buyer to perform any agreement or covenant made by it herein or in any document or instrument delivered by Buyer to Sellers or the Company in connection with the transactions herein contemplated.


K.       PIGGY-BACK REGISTRATION

          Sellers shall be entitled to "piggy-back" registration rights on registrations of the Buyer, subject to the right of the Buyer and its underwriters to reduce in view of market conditions the number of shares of the Sellers proposed to be registered to not less than one-third of the total number of shares in the offering. A registration rights agreement shall be executed by the parties at Closing.


L.   CLOSING

     1.   TIME AND PLACE.

          The closing under this Agreement (the "Closing") and all deliveries hereunder shall take place at the office of the Buyer on March __, 2002 or such other date as shall be agreed upon by all the parties ("the Closing date").

     2.   DELIVERY OF DOCUMENTS.

          At the Closing, the Company will deliver to the Buyer the following documents:

          2.1 A written opinion, dated on the Closing Date, of counsel representing the Company, to the effect that the Company has been duly incorporated and is on the closing date validly existing as a corporation in good standing under the laws of the state of its incorporation; that the Company is duly qualified or licensed as a foreign corporation in all other states in which it does business; that the shares of capital stock delivered by Sellers to Buyer at the closing have been validly issued and are outstanding, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of capital stock of the Company; that such counsel knows of no litigation, proceeding or investigation pending or threatened against the Company or Sellers which might result in any material adverse change in the business, properties or financial condition of the Company or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, other than as represented elsewhere in this Agreement; and that to the knowledge of such counsel the sale, transfer, assignment and delivery by Sellers to Buyer of the Stock pursuant to this Agreement will vest in Buyer all rights, title and interest in and to such Stock free and clear of all liens, encumbrances, and equities.

          2.2 Such additional copies or duplicate originals of the above described documents and such other documents, undertakings and assurances as Buyer shall reasonably require, all of which documents, undertakings and assurances shall be delivered to Buyer sufficiently in advance of the Closing Date, as Buyer shall reasonably require, so as to permit adequate inspection and examination thereof, all of which documents, undertakings and assurances shall be in form satisfactory to counsel to Buyer.

M.   CONFIDENTIALITY

     All information and documentation provided or to be provided by the Company or Sellers to Buyer in connection with this Agreement and the transactions contemplated hereby has been and shall be provided in the strictest confidence. Pending the Closing, Buyer covenants and agrees not to use any of such information or documentation in or for the benefit of any business engaged in directly or indirectly by Buyer and not to furnish or disclose any of such information or documentation to any person or company. If the transactions contemplated by this Agreement are not consummated, Buyer covenants and agrees to return all such information and documentation to the Company and not retain any copies thereof, and Buyer further covenants and agrees to maintain the confidentiality of such information and documentation and to neither use any of it in or for the benefit of any business engaged in directly or indirectly by the Buyer nor furnish or disclose any of it to any person or company.

N.   INTENTION TO PURCHASE THE SHARES OF MUNICIPAL PAYMENT CENTER, INC.

     It is acknowledged and agreed that it is the intention of the Buyer to purchase 100% of the shares of Municipal Payment Center, Inc. This transaction is subject to the terms and conditions referenced in the Letter of Intent between the Buyer and Municipal Payment Center, Inc. attached as Exhibit F hereto.

O.   WEBTRANZ, CHASM HOLDINGS NOTE AND SECURITY.

     The execution of this Agreement and the issuance of Pipeline stock to Chasm Holdings as indicated on Schedule A hereto shall terminate and extinguish that certain promissory note for $1,200,000 and related security, copies of which are attached hereto as Exhibit G.

P.   GENERAL PROVISIONS

     1.   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

          Unless otherwise expressly provided herein, the representations, warranties, covenants, indemnities and other agreements herein contained shall be deemed to be continuing and shall survive the consummation of the transactions contemplated by this Agreement.

     2.   DILIGENCE.

          The parties hereto agree that each shall with reasonable diligence proceed to take all action which may be reasonably required to consummate the transaction herein contemplated.

     3.   WAIVERS.

          Each party hereto may:

          3.1 Extend the time for performance of any of the obligations of the other party;

          3.2 Waive in writing any inaccuracies in representations and warranties made to it contained in this Agreement or any schedule hereto or any certificate or certificates delivered by any of the other parties pursuant to this Agreement; and

          3.3  Waive  in  writing  the  failure  of  performance  of  any of the agreements, covenants, obligations or conditions of the other parties herein set forth, or alternatively terminate this Agreement for such failure.

     4.   NON-WAIVER.

          The waiver by any party hereto of any breach, default, inaccuracy or failure by another party with respect to any provision in this Agreement or any schedule hereto shall not operate or be construed as a waiver of any other provision thereof or of any subsequent breach thereof.

     5.   FURTHER ASSURANCES.

          Each party hereto agrees to execute such further documents or instruments, requested by the other party, as may be reasonably necessary or desirable to effect the purposes of this Agreement and to carry out its provisions, at the expense of the party requesting the same.

     6.   ENTIRE AGREEMENT.

          This Agreement constitutes a complete statement of all the arrangements, understandings and agreements between the parties, and all prior memoranda and oral understandings with respect thereto are merged in this Agreement. There are no representations, warranties, covenants, conditions or other agreements among the parties except as herein specifically set forth, and none of the parties hereto shall rely on any statement by or on behalf of the other parties which is not contained in this Agreement.

     7.   GOVERNING LAW.

          Irrespective of the place of execution or performance of this Agreement, it shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York, and cannot be changed, modified, amended or terminated except in writing, signed by the parties hereto.

     8.   BENEFIT AND ASSIGNABILITY.

          This Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, provided, however, that this Agreement cannot be assigned by any party except by or with the written consent of the others. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation other than the parties hereto and their respective legal representatives, successors and assigns any rights or benefits under or by reason of this Agreement.

     9.   APPROVAL OF COUNSEL.

          The form of all legal proceedings and of all papers and documents used or delivered hereunder, shall be subject to the approval of counsels to Buyer and Sellers.

     10.  COSTS.

          The Buyer shall bear its own costs and expenses of the transaction. The costs and expenses of Sellers in connection with this Agreement and the transactions contemplated hereby shall be borne and paid by the Seller.

     11.  COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.


     12.  NOTICES.

          Any notices and other communications under this Agreement shall be in writing and shall be considered given if delivered personally or mailed by certified mail to the party, for whom such notice is intended, at the address indicated at the outset hereof (or at such other address as such party may specify by notice to the other parties hereto).

     13.  HEADINGS.

          The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     14.  FURTHER ACTION.

          Any further action required or permitted to be taken under this Agreement, including giving notices, executing documents, waiving conditions, and agreeing to amendments or modifications, may be taken on behalf of a party by its Board of Directors, its President or any other person designated by its Board of Directors, and when so taken shall be deemed the action of such party.

         IN WITNESS WHEREOF, the parties hereto have respectively executed this Agreement the day and year first above written.

                                     BUYER

                                     PIPELINE DATA  INC.

                                     By: _____________________________
                                     Jack Rubinstein, Chairman

                                     Witness:_________________________


                                     SELLERS

                                     By:_____________________________
                                     MacAllister B. Smith

                                     Witness:_________________________

                                     By:_____________________________
                                     Paul Chiumento

                                     Witness:_________________________


                                     By:_____________________________
                                     Philip Chait

                                     Witness:_________________________


                                     By:_____________________________
                                     Kent Stiritz


                                     Witness:_________________________


                                     By:_____________________________
                                     Christopher Swift

                                     Witness:_________________________

                                     By:_____________________________
                                     Barbara Klien

                                     Witness:_________________________


                                     By:_____________________________
                                     Catherine Brannon

                                     Witness:_________________________



                                     By:  ____________________________
                                     Gilbert Anthony Reynolds

                                     Witness:  _______________________

                                     THE COMPANY
                                     SECUREPAY CORPORATION.



                                     By:________________________________

                                     Its: _______________________________


                                     Witness:___________________________

                                   SCHEDULE A

                               Paragraph C5 and 6

                    CAPITAL STRUCTURE and OWNERSHIP OF STOCK

     SECUREPAY, INCORPORATED, a Delaware corporation, located at 1599 Washington
Street, Braintree, Massachusetts 02184 (the "Company") has an 50,000 shares of authorized and issued common stock , and the Shareholders own shares of the Company's Common Stock as follows:


                                                                  Buyer's Shares          Buyer's Shares
                                                                  Of 7,600,000            of 7,600,000 remaining
                                    Company's Shares              to be received          to be received
Name                                        Owned                 at closing              from projected profits
----                                ------------------------      ----------              ----------------------

MacAllister Smith                                                                              1,100,000

Gilbert Anthony Reynolds                                             1,100,000                 1,000,000

Paul Chiumento                                                       1,100,000

Kent Stiritz

Chris Swift

CardAccept.com                                                       1,281,455*                4,400,000**

Chasm Holdings                                                       4,118,545                 1,100,000

Barbara Klien

Catherine Brannon
                                        -------                      -------------             -------------

Total                                                                7,600,000                 7,600,000


*CardAccept.com front end distributes:

Jody Latimer             46,233
Bob Rochleau             46,233
Kent Stiritz            184,200
Chris Swift             247,750
Bethzy Rosario            2,694
Nancy Ganzel              2,694
David Grimes              2,155
MacAllister Smith       749,496

**CardAccept.com back end distributes:

Jody Latimer            201,256
Bob Rochleau            201,256
Chris Swift             988,504
Bethzy Rosario           10,736
Nancy Ganzel             10,736
MacAllister Smith     2,987,512

                                   SCHEDULE B

                                  Paragraph 2.3

                                ESCROW AGREEMENT

                                   SCHEDULE C

                               Material Contracts

                                   SCHEDULE D

                             Intentionally deleted.

                                   SCHEDULE E

                         Registration Rights Agreements

                                   SCHEDULE F

              Letter of Intent with Municipal Payment Center, Inc.